UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2015

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-21574 (Commission File Number)	76-0375477 (IRS Employer Identification No.)

4301 Vista Road Pasadena, Texas (Address of principal executive offices)	77504 (Zip Code)

(713) 378-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our Board of Directors amended our Bylaws, effective November 18, 2015, to add an exclusive forum provision. Specifically, Article XI was added to the Bylaws, which provides that the District Courts of the State of Nevada located in the counties of Clark or Washoe (or if the District Courts of the State of Nevada in the counties of Clark and Washoe do not have jurisdiction then the United States District Court for Nevada sitting in Clark County or Washoe County, Nevada) shall be the sole and exclusive forum for certain actions brought against us.

This description of the amendment to the Bylaws is qualified in its entirety by reference to the text of the Bylaws filed as Exhibit 3.1 to this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to Bylaws of Dynacq Healthcare, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynacq Healthcare, Inc.

Date: November 19, 2015	By:	/s/ Eric K. Chan
Eric K. Chan President and Chief Executive Officer